Exhibit 99.2

Investor Presentation
Fourth Quarter 2010 Results February 15, 2011

Disclosure

The following materials have been prepared for use in the February 15, 2011 conference call on Omnicom’s results of operations for the period ended December 31, 2010. The call will be archived on the Internet at http://www.omnicomgroup.com/financialwebcasts.

Forward-Looking Statements

Certain of the statements in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, we or our representatives have made or may make forward-looking statements, orally or in writing. These statements relate to future events or future financial performance and involve known and unknown risks and other factors that may cause our actual or our industry’s results, levels of activity, or achievement to be materially different from those expressed or implied by any forward-looking statements. These risks and uncertainties include, but are not limited to, our future financial position and results of operations, future global economic conditions and conditions in the credit markets, losses on media purchases and production costs incurred on behalf of clients, reductions in client spending and/or a slowdown in client payments, competitive factors, changes in client communication requirements, the hiring and retention of personnel, maintaining a highly skilled workforce, our ability to attract new clients and retain existing clients, reliance on information technology systems, changes in government regulations impacting our advertising and marketing strategies, risks associated with assumptions we make in connection with our critical accounting estimates, legal proceedings, settlements, investigations and claims, and our international operations, which are subject to the risks of currency fluctuations and foreign exchange controls. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. These statements are our present expectations. Actual events or results may differ. We undertake no obligation to update or revise any forward-looking statement, except as required by law.

Non-GAAP Financial Measures

We provide herein financial measures determined in accordance with accounting principles generally accepted in the United States (“GAAP”) and adjustments to the GAAP presentation (“non-GAAP”) which we believe are meaningful for understanding our performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. We provide a reconciliation of non-GAAP measures to the comparable GAAP measures on pages 27 and 28.

The measures used in this presentation include the following:

Net Free Cash Flow, defined as Free Cash Flow (defined below) less the Primary Uses of Cash (defined below). Net Free Cash Flow is one of the metrics used by us to assess our sources and uses of cash and was derived from our consolidated statements of cash flows. We believe that this presentation is meaningful for understanding our primary sources and primary uses of that cash flow. Free Cash Flow, defined as net income plus depreciation, amortization and share based compensation expense less other non-cash items to reconcile to net cash provided by operating activities and capital expenditures. Primary Uses of Cash, defined as dividends to common shareholders, dividends paid to noncontrolling interest shareholders, cash paid on acquisitions, payments for additional interest in controlled subsidiaries and stock repurchases, net of the proceeds and excess tax benefit from our stock plans, and excludes changes in working capital and other investing and financing activities, including commercial paper issuances and redemptions used to fund these working capital changes.

EBITDA, defined as operating income before interest, taxes, depreciation and amortization. We believe EBITDA is more meaningful for purposes of this analysis because the financial covenants in our credit facilities are based on EBITDA.

EBITA, defined as operating income before interest, taxes and amortization. We use EBITA as an additional operating performance measure, which excludes acquisition-related amortization expense, because we believe that EBITA is a useful measure to evaluate the performance of our businesses.

Net Debt, defined as total debt less cash, cash equivalents and short-term investments. We believe net debt, together with the comparable U.S. GAAP measures, reflects one of the metrics used by us to assess our cash management.

After Tax Operating Income, defined as operating income less income taxes calculated using the effective tax rate for the applicable period.

Other Information

All dollar amounts are in millions except for per share amounts. The following financial information contained in this document has not been audited, although some of it has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry, operational and other non-financial data contained in this document have been derived from sources we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information. Certain amounts in prior periods have been reclassified to conform to our current presentation.

The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.

February 15, 2011	1

2010 vs. 2009 P&L Summary

	Fourth Quarter (a)			Full Year (a)
	2010	2009	%Δ	2010	2009	%Δ
Revenue	$3,586.8	$3,265.9	9.8%	$12,542.5	$11,720.7	7.0%

EBITA (b)	459.8	414.7	10.9%	1,531.0	1,431.2	7.0%
% Margin	12.8%	12.7%		12.2%	12.2%

Amortization of Intangibles	20.2	15.1		70.8	56.3

Operating Income	439.6	399.6	10.0%	1,460.2	1,374.9	6.2%
% Margin	12.3%	12.2%		11.6%	11.7%

Net Interest Expense	32.1	28.6		109.8	100.7

Income Before Income Taxes	407.5	371.0	9.8%	1,350.4	1,274.2	6.0%
% Margin	11.4%	11.4%		10.8%	10.9%

Income Taxes	139.4	124.7		460.2	433.6
% Tax Rate	34.2%	33.6%		34.1%	34.0%

Income from Equity Method Investments	10.4	10.3		33.5	30.8

Net Income	278.5	256.6		923.7	871.4

Less: Noncontrolling Interests	32.0	27.0		96.0	78.4

Net Income - Omnicom Group	246.5	229.6	7.4%	827.7	793.0	4.4%

Less: Net Income Allocated to Participating Securities	2.5	2.5		8.0	9.1

Net Income Available for Common Shares	$244.0	$227.1		$819.7	$783.9

Net Income per Common Share - Omnicom Group -	$0.83	$0.73	13.7%	$2.70	$2.53	6.7%
Diluted

(a)	See page 22 for additional earnings per share information.
(b)	EBITA is a non-GAAP financial measure. See page 1 for the definition of this measure and page 27 for the reconciliation of non-GAAP measures.

February 15, 2011	2

2010 Total Revenue Change

	Fourth Quarter		Full Year
	$	%Δ	$	%Δ
Prior Period Revenue	$3,265.9		$11,720.7

Foreign Exchange (FX) Impact (a)	(41.9)	-1.3%	17.1	0.1%

Acquisition/Disposition Revenue (b)	37.5	1.1%	55.6	0.5%

Organic Revenue (c)	325.3	10.0%	749.1	6.4%

Current Period Revenue	$3,586.8	9.8%	$12,542.5	7.0%

(a)	To calculate the FX impact, we first convert the current period’s local currency revenue using the average exchange rates from the equivalent prior period to arrive at constant currency revenue. The FX impact equals the difference between the current period revenue in U.S. dollars and the current period revenue in constant currency.
(b)	Acquisition/Disposition revenue is the aggregate of the applicable prior period revenue of the acquired businesses. Netted against this number is the revenue of any business included in the prior period reported revenue that was disposed of subsequent to the prior period.
(c)	Organic revenue is calculated by subtracting both the acquisition revenue and the FX impact from total revenue growth.

February 15, 2011	3

2010 Revenue by Discipline

	$ Mix	% Change (a)	% Organic Change (b)
Advertising	$1,670.3	11.7%	10.9%

CRM	1,286.2	6.2%	8.3%

PR	299.0	7.9%	7.1%

Specialty	331.3	17.2%	15.1%

	$ Mix	% Change (a)	% Organic Change (b)
Advertising	$5,679.0	7.1%	5.3%

CRM	4,547.9	6.5%	6.9%

PR	1,145.7	6.5%	5.2%

Specialty	1,169.9	9.2%	10.8%

(a)	“Change” is the year-over-year increase from the prior period.

(b)	“Organic Change” reflects the year-over-year increase in revenue from the prior period, excluding the FX Impact and Acquisition/Disposition Revenue, as defined on page 3.

February 15, 2011	4

2010 Revenue By Geography

	$ Mix	$ Change(a)
United States	$1,836.4	$206.0

Organic		207.2

Acquisition		(1.2)

International	$1,750.4	$114.9

Organic		118.1

Acquisition		38.7

FX		(41.9)

	$ Mix	%Change(a)	%Organic Change (b)
United States	$1,836.4	12.6%	12.7%

Euro Currency Markets	744.7	-0.4%	6.8%

United Kingdom	310.0	3.5%	6.4%

Other	695.7	18.3%	8.2%

	$ Mix	$ Change(a)
United States	$6,683.1	$504.7

Organic		535.4

Acquisition		(30.7)

International	$5,859.4	$317.1

Organic		213.7

Acquisition		86.3

FX		17.1

	$ Mix	%Change(a)	%Organic Change (b)
United States	$6,683.1	8.2%	8.7%

Euro Currency Markets	2,459.3	-3.6%	0.8%

United Kingdom	1,090.2	4.3%	5.6%

Other	2,309.9	18.7%	6.9%

(a)	“Change” is the year-over-year increase or decrease from the prior period.
(b)	“Organic Change” reflects the year-over-year increase in revenue from the prior period, excluding the FX Impact and Acquisition/Disposition Revenue, as defined on page 3.

February 15, 2011	5

Revenue By Industry

Charts represent the amount of revenue attributable to each industry expressed as a percentage of the total revenue from Omnicom’s current 1,000 largest clients for the years ended December 31, 2010 and 2009, respectively.

February 15, 2011	6

Cash Flow Performance

	Full Year
	2010	2009
Free Cash Flow:
Net Income	$923.7	$871.4

Depreciation and Amortization Expense	253.0	242.8

Share-based Compensation Expense	69.3	78.6

Other Non-Cash Items to Reconcile to Net Cash Provided by Operating Activities, net	(68.3)	(25.6)

Capital Expenditures	(153.7)	(130.6)

Free Cash Flow	1,024.0	1,036.6

Primary Uses of Cash:
Dividends	229.7	187.1

Dividends paid to Noncontrolling Interest Shareholders	81.0	91.7

Acquisitions, net of Proceeds from Sale of Investments	140.0	95.4

Payments for Additional Interest in Controlled Subsidiaries	32.1	20.8

Stock Repurchases, net of Proceeds & Tax Benefit from Stock Plans	1,128.3	(3.6)

Primary Uses of Cash	1,611.1	391.4

Net Free Cash Flow	$(587.1)	$645.2

The Free Cash Flow, Primary Uses of Cash and Net Free Cash Flow amounts presented above are non-GAAP financial measures. See page 1 for the definition of these measures and page 28 for the reconciliation of non-GAAP measures.

Additional information regarding our cash flows can be found in our condensed cash flow statement on page 24.

February 15, 2011	7

Current Credit Picture

	Full Year
	2010		2009
EBITDA (a)	$1,713		$1,618

Gross Interest Expense	134.7		122.2

EBITDA / Gross Interest Expense	12.7	x	13.2	x

Total Debt / EBITDA	1.9	x	1.4	x

Debt

Bank Loans (Due Less Than 1 Year)	$52		$37

CP Issued Under Revolver	-		-

Borrowings Under Revolver	-		-

Convertible Notes Due 2/7/31	-		6

Convertible Notes Due 7/31/32 (b)	253		253

Convertible Notes Due 7/1/38 (c)	407		467

Senior Notes Due 4/15/16 (d)	971		997

Senior Notes Due 7/15/19	497		497

Senior Notes Due 8/15/20	997		-

Other (d)	23		1

Total Debt	$3,200		$2,258

Cash and Short Term Investments	2,300		1,595

Net Debt (e)	$900		$663

(a)	EBITDA is a non-GAAP financial measure. See page 1 for the definition of this measure and page 27 for the reconciliation of non-GAAP measures.
(b)	The next put date for our Convertible Notes due 2032 is August 1, 2011.
(c)	The next put date for our Convertible Notes due 2038 is June 17, 2013.
(d)	Balance at December 31, 2010 of the Senior Notes due 2016 and Other reflect the effect of interest rate swap agreements entered into during 2010 (see further detail on the swap agreements on page 15).
(e)	Net Debt is a non-GAAP financial measure. See page 1 for the definition of this measure.

February 15, 2011	8

Current Liquidity Picture

		As of December 31, 2010
	Total Amount of Facility	Outstanding (c)	Available
Committed Facilities

Revolver & Commercial Paper (a)	$2,000	$-	$2,000

Other Committed Credit Facilities	52	52	-

Total Committed Facilities	2,052	52	2,000

Uncommitted Facilities (b)	610	-	-	(b)

Total Credit Facilities	$2,662	$52	$2,000

Cash and Short Term Investments			2,300

Total Liquidity Available			$4,300

(a)	Credit facility terminates on December 9, 2013.
(b)	Represents uncommitted facilities primarily outside the United States. These amounts are excluded from our available liquidity for purposes of this presentation.
(c)	The average borrowings under our commercial paper facility for the three months and twelve months ended December 31, 2010 were $81 million and $406 million, respectively. There were no borrowings under the revolver facility during the year.

February 15, 2011	9

Historical Returns

Return on Invested Capital (ROIC) (a)%
2010	16.8
2009	15.1
10-year average	17.1
10-year range	15.1 – 19.2

Return on Equity (ROE) (b)%
2010	21.3
2009	20.6
10-year average	22.5
10-year range	18.8 – 28.5

(a)	Return on Invested Capital is After Tax Operating Income (a non-GAAP measure – see page 1 for the definition of this measure and page 28 for the reconciliation of non-GAAP measures) divided by the average of Invested Capital as at the beginning and end of the period (Book value of all long-term liabilities and short-term interest bearing debt plus shareholders’ equity less cash, cash equivalents and short term investments).
(b)	Return on Equity is Net Income for the given period divided by the average of shareholders equity at the beginning and end of the period.

February 15, 2011	10

Omnicom Debt Structure Supplemental Information

February 15, 2011	11

Omnicom Debt Structure

The above chart sets forth Omnicom’s debt outstanding at December 31, 2010. The amounts reflected above for the 2016, 2019 and 2020 Senior Notes represent the principal amount of these notes at maturity on April 15, 2016, July 15, 2019 and August 15, 2020, respectively.

February 15, 2011	12

Omnicom Debt Maturity Profile

Our 2032 Convertible Notes are putable on August 1, 2011 and annually in July thereafter until maturity. Our 2038 Convertible Notes are putable in June 2013, 2018, 2023 and annually thereafter until maturity.

Other borrowings at December 31, 2010 include short-term borrowings of $52 million which are due in less than one year. For purposes of this presentation we have included these borrowings as outstanding through December 2013, the date of expiration of our three-year credit facility.

In August 2010, we entered into a series of interest rate swap agreements to hedge the risk of changes in fair value of the $1 billion aggregate principal amount of our 5.90% Senior Notes due April 15, 2016 (“2016 Notes”). Under the terms of these agreements, we will receive fixed interest rate payments and will make variable interest rate payments on the total principal value of the 2016 Notes. These agreements effectively convert the 2016 Notes from fixed rate debt to floating rate debt from the inception of the swaps through the maturity of the 2016 Notes. The swap agreements qualify as a hedge for accounting purposes at inception and at December 31, 2010 and are designated as a fair value hedge on the 2016 Notes. The variable interest rate we pay is based on the one month and three month U.S. LIBOR rate, flat. The fixed rate we receive is 1.766%. The swaps mature on April 15, 2016, the same day as the 2016 Notes.

February 15, 2011	13

Current Bank Credit Facility

Amount	$2.0 Billion

Type	Unsecured Revolving Credit

Term	3 Years – December 2013

Facility Fee	20BP per annum

Drawn Rate	LIBOR +130BP

Financial Covenants	-Maximum Total Debt to EBITDA 3:1 -Minimum EBITDA to Gross Interest Expense 5:1

February 15, 2011	14

Senior Notes Due 2016

Principal Amount	$1 Billion

Co - Issuers	Omnicom Group, Omnicom Finance, Omnicom Capital

Date	March 29, 2006

Maturity	April 15, 2016

Security	Unsecured, pari passu with Bank Facility

Coupon	5.90%

Spread Over Comparable Treasury at Issue	1.30%

Moody’s: Baa1
Rating	S&P: BBB+
Fitch: A-

In August 2010, we entered into a series of interest rate swap agreements to hedge the risk of changes in fair value of the $1 billion aggregate principal amount of our 5.90% Senior Notes due April 15, 2016 (“2016 Notes”). Under the terms of these agreements, we will receive fixed interest rate payments and will make variable interest rate payments on the total principal value of the 2016 Notes. These agreements effectively convert the 2016 Notes from fixed rate debt to floating rate debt from the inception of the swaps through the maturity of the 2016 Notes. The swap agreements qualify as a hedge for accounting purposes at inception and at December 31, 2010 and are designated as a fair value hedge on the 2016 Notes. The variable interest rate we pay is based on the one month and three month U.S. LIBOR rate, flat. The fixed rate we receive is 1.766%. The swaps mature on April 15, 2016, the same day as the 2016 Notes.

February 15, 2011	15

Senior Notes Due 2019

Principal Amount	$500 Million

Co - Issuers	Omnicom Group, Omnicom Finance, Omnicom Capital

Date	July 1, 2009

Maturity	July 15, 2019

Security	Unsecured, pari passu with Bank Facility

Coupon	6.25%

Spread Over Comparable Treasury at Issue	2.75%

Moody’s: Baa1
Rating	S&P: BBB+
Fitch: A-

February 15, 2011	16

Senior Notes Due 2020

Principal Amount	$1 Billion

Co - Issuers	Omnicom Group, Omnicom Finance, Omnicom Capital

Date	August 5, 2010

Maturity	August 15, 2020

Security	Unsecured, pari passu with Bank Facility

Coupon	4.45%

Spread Over Comparable Treasury at Issue	1.55%

Moody’s: Baa1
Rating	S&P: BBB+
Fitch: A-

February 15, 2011	17

2032 Convertible Notes

Principal Amount	$253 Million

Co - Issuers	Omnicom Group, Omnicom Finance, Omnicom Capital

Date	March 6, 2002

Maturity	July 31, 2032, with a put in August 2011 and annually in
July thereafter until maturity

Security	Unsecured, pari passu with Bank Facility

Coupon	0.00%

Conversion Price	$55

Moody’s: Baa1
Rating	S&P: BBB+
Fitch: A-

February 15, 2011	18

2038 Convertible Notes

Principal Amount	$407 Million

Co - Issuers	Omnicom Group, Omnicom Finance, Omnicom Capital

Date	June 10, 2003

Maturity	July 1, 2038 with puts in June of 2013, 2018, 2023 and
annually thereafter until maturity

Security	Unsecured, pari passu with Bank Facility

Coupon	0.00%

Conversion Price	$51.50

Moody’s: Baa1
Rating	S&P: BBB+
Fitch: A-

February 15, 2011	19

Current Omnicom Credit Ratings

	Moody’s	S&P	Fitch

Long Term Ratings	Baa1	BBB+	A-

Short Term Ratings	P2	A2	F2

Outlook	Stable	Stable	Stable

Reflects credit ratings as of February 14, 2011.

February 15, 2011	20

Supplemental Financial Information

February 15, 2011	21

2010 vs. 2009 Earnings Per Share

	Fourth Quarter		Full Year
	2010	2009	2010	2009
Net Income per Common Share - Omnicom Group:

Basic	$0.84	$0.74	$2.74	$2.54

Diluted	0.83	0.73	2.70	2.53

Net Income Available for Common Shares:

Net Income - Omnicom Group	$246.5	$229.6	$827.7	$793.0

Net Income Allocated to Participating Securities	(2.5)	(2.5)	(8.0)	(9.1)

Net Income Available for Common Shares	$244.0	$227.1	$819.7	$783.9

Weighted Average Shares (millions):

Basic	290.5	308.9	299.6	308.2

Diluted	295.7	312.9	303.5	310.4

Dividend Declared per Share	$0.20	$0.15	$0.80	$0.60

February 15, 2011	22

Operating Expenses

	3 Months Ended December 31,		Full Year
	2010	2009	2010	2009
Salary & Service Expenses	$2,687.7	$2,372.8	$9,214.2	$8,450.6

Office and General Expenses, excluding
Depreciation and Amortization	392.1	424.6	1,615.1	1,652.4

Depreciation Expense	47.2	53.8	182.2	186.5

Amortization of Intangibles	20.2	15.1	70.8	56.3

Total Operating Expenses	$3,147.2	$2,866.3	$11,082.3	$10,345.8

February 15, 2011	23

Condensed Cash Flow

	Full Year
	2010		2009
Net Income	$923.7		$871.4

Share-Based Compensation Expense	69.3		78.6

Depreciation and Amortization	253.0		242.8

Other Non-Cash Items to Reconcile to Net Cash Provided by Operating Activities, net	(68.3	) (a)	(25.6)

Changes in Operating Capital	310.3		564.4

Net Cash Provided by Operating Activities	1,488.0		1,731.6

Capital Expenditures	(153.7)		(130.6)

Acquisitions, net of Proceeds from Sale of Investments	(140.0)		(95.4)

Net Cash Used in Investing Activities	(293.7)		(226.0)

Dividends	(229.7)		(187.1)

Dividends paid to Noncontrolling Interest Shareholders	(81.0)		(91.7)

Proceeds from Short-term & Long-tem Debt, net	1,025.1		500.4

Repayment of Convertible Debt	(66.5)		(1,315.5)

Stock Repurchases, net of Proceeds from Stock Plans and Excess Tax Benefit from Stock Plans	(1,128.3)		3.6

Payments for Additional Interest in Controlled Subsidiaries	(32.1)		(20.8)

Other Financing Activities, net	(24.8)		(16.9)

Net Cash Used in Financing Activities	(537.3)		(1,128.0)

Effect of exchange rate changes on cash and cash equivalents	44.7		112.1

Net Increase in Cash and Cash Equivalents	$701.7		$489.7

(a)	In 2010, we recorded a non-cash pre-tax remeasurement gain of $26.0 million. Further, we recorded a pre-tax charge of $13.1 million related to the disposal of four underperforming businesses in Europe.

February 15, 2011	24

2010 Acquisition Related Expenditures

Full Year
New Subsidiary Acquisitions (a)	$25

Affiliates to Subsidiaries (b)	13

Affiliates (c)	8

Additional Interest in Controlled Subsidiaries (d)	32

Earn-outs (e)	106

Total Acquisition Expenditures (f)	$184

(a)	Includes acquisitions of a majority interest in agencies resulting in their consolidation.
(b)	Includes acquisitions of additional equity interests in existing affiliate agencies resulting in their majority ownership and consolidation.
(c)	Includes acquisitions of less than a majority interest in agencies in which Omnicom did not have a prior equity interest and the acquisition of additional interests in existing affiliated agencies that did not result in majority ownership.
(d)	Includes the acquisition of additional equity interests in already consolidated subsidiary agencies which are recorded to Equity – Noncontrolling Interest.
(e)	Includes additional consideration paid for acquisitions completed in prior periods.
(f)	Total Acquisition Expenditures figure is net of cash acquired.

February 15, 2011	25

Number of Employees

Date	Number of Employees
December 31, 2010	65,500
September 30, 2010	64,000
June 30, 2010	63,500
March 31, 2010	62,500
December 31, 2009	63,000

Number of employees figures above include our full-time employees and equivalents for our consolidated subsidiaries at the end of the applicable period. Employees of our non-consolidated affiliate entities are not included in the figures above.

February 15, 2011	26

Reconciliation of non-GAAP Measures

	3 Months Ended December 31,		12 Months Ended December 31,
	2010	2009	2010	2009
Revenue	$3,586.8	$3,265.9	$12,542.5	$11,720.7

Operating Expenses, excluding Depreciation and Amortization	3,079.8	2,797.4	10,829.3	10,103.0

EBITDA	507.0	468.5	1,713.2	1,617.7

Depreciation	47.2	53.8	182.2	186.5

EBITA	459.8	414.7	1,531.0	1,431.2

Amortization of Intangibles	20.2	15.1	70.8	56.3

Operating Income	439.6	399.6	1,460.2	1,374.9

Net Interest Expense	32.1	28.6	109.8	100.7

Income Before Tax	407.5	371.0	1,350.4	1,274.2

Taxes	139.4	124.7	460.2	433.6

Income from Equity Method Investments	10.4	10.3	33.5	30.8

Net Income	278.5	256.6	923.7	871.4

Less: Net Income Attributed to Noncontrolling Interests	32.0	27.0	96.0	78.4

Net Income - Omnicom Group	$246.5	$229.6	$827.7	$793.0

The above reconciles EBITDA & EBITA to the GAAP financial measures for the periods presented.

EBITDA and EBITA are non-GAAP financial measures within the meaning of applicable SEC rules and regulations. Our credit facility defines EBITDA as earnings before deducting interest expense, income taxes, depreciation and amortization. Our credit facility uses EBITDA to measure our compliance with covenants, such as interest coverage and leverage ratios as presented on pages 8 & 14 of this presentation.

February 15, 2011	27

Reconciliation of non-GAAP Measures

	Full Year
	2010	2009
Net Free Cash Flow	$(587.1)	$645.2

Cash Flow items excluded from Net Free Cash Flow:

Changes in Operating Capital	310.3	564.4

Proceeds from Short-term & Long-tem Debt, net	1,025.1	500.4

Repayment of Convertible Debt	(66.5)	(1,315.5)

Other Financing Activities excluding Dividends paid to Noncontrolling Interest Shareholders, net	(24.8)	(16.9)

Effect of exchange rate changes on cash and cash equivalents	44.7	112.1

Net Increase in Cash and Cash Equivalents	$701.7	$489.7

	Full Year
	2010	2009
Operating Income	$1,460.2	$1,374.9

Effective Tax Rate for the applicable period	34.1%	34.0%

Income Taxes on Operating Income	497.9	467.5

After Tax Operating Income	$962.3	$907.4

February 15, 2011	28

Fourth Quarter Acquisition

The Core is an award-winning design and communications agency. Founded in 1990, The Core offers clients a range of services including branding, packaging design, innovation and advertising.

Located in London, Hull and Leeds, UK, The Core will operate as an aligned agency of Hornall Anderson within the Diversified Agency Services network.

February 15, 2011	29

Fourth Quarter Acquisition

Excerpta Medica is a full service medical communications agency. Its portfolio of strategic communications services includes publication planning, medical meetings and education, interactive solutions and customized publishing solutions.

With offices in Amsterdam, London and New Jersey, Excerpta Medica will operate as part of the Adelphi Group of companies within the Diversified Agency Services network.

February 15, 2011	30

Fourth Quarter Acquisition

Art Meets Commerce Interactive is a “new media” agency, specializing in the Theatre industry. Founded in 2007, Art Meets Commerce crafts innovative campaigns that attract new audiences, keep current customers interested and increase sales through social networking, email marketing, promotional campaigns, fan engagement and community building. Services include website design and development, copywriting, flash animation and video integration, content creation and management, statistical analysis, usability consultation and regular site maintenance.

Art Meets Commerce is based in New York, New York and will align with Serino Coyne within the Diversified Agency Services network.

February 15, 2011	31

Fourth Quarter Acquisition

Nancy Bailey & Associates is a full-service licensing agency that was established in 1982 specializing in the development and management of corporate licensing programs, primarily for Fortune 100 companies.

Nancy Bailey & Associates is headquartered in Atlanta, Georgia and will be part of the Beanstalk Group within the Diversified Agency Services network.

February 15, 2011	32

Fourth Quarter Acquisition

The Modellers is a high-end analytics and advanced quantitative design, analysis and programming group that was established in 1998. The Modellers specialize in product line optimization, marketing mix analysis, customer satisfaction and brand positioning for a broad range of industries including technology, banking, food & beverage, entertainment, travel, government and pharmaceutical.

The Modellers is headquartered in Salt Lake City, Utah and will operate within the Diversified Agency Services network.

February 15, 2011	33

Fourth Quarter Acquisition

Ketchum, a leading global public relations consultancy, purchased a controlling interest in its operations in Greater China. The company has recognized expertise in corporate communications, public affairs, issues and crisis management and the technology sector throughout the Greater China region.

Headquarters for Ketchum Greater China is in Hong Kong, with offices in Beijing, Shanghai, Guangzhou, China and Taipei, Taiwan. Ketchum is a subsidiary within the Diversified Agency Services network.

February 15, 2011	34

Fourth Quarter Acquisition

Maslov PR is a full-service public relations company specializing in brand marketing, corporate and technology disciplines. The company provides strategic counsel to a number of multinational clients in the areas of brand marketing communications, public affairs, crisis communications, issues management, reputation management, internal communications and investor relations.

The Company is located in Moscow, Russia and will operate as part of Ketchum within the Diversified Agency Services network.

February 15, 2011	35

Fourth Quarter Acquisition

DDB purchased a controlling interest in DDB Colombia Group. The company has operated as an affiliate of the DDB network since 1998, and is a fully integrated marketing services group; with expertise in direct marketing and CRM, digital advertising, public relations, mobile marketing, events, promotions and strategic consulting.

The company is headquartered in Bogota, Colombia and has additional offices in Medellin and Cali.

February 15, 2011	36